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                                                                    EXHIBIT 23.1



                              ACCOUNTANTS' CONSENT



The Boards of Directors


Iridium Operating LLC:



     We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.



                                                           KPMG Peat Marwick LLP



McLean, Virginia


March 23, 1998